Exhibit 99.1

Milacron Q1 Sales and Segment Earnings
in Line with Guidance

Positive Outlook for 2004

CINCINNATI, OHIO, April 26, 2004...Milacron Inc. (NYSE: MZ) today reported a net loss of $16.6 million, or $.49 per share, in the first quarter of 2004 on sales of $189 million. The loss included $6.4 million in refinancing costs, with no tax benefit, incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations, as well as $1.1 million in restructuring costs. This compared to sales of $190 million and a net loss of $8.3 million, or $.25 per share, in the first quarter a year ago, which included $4.8 million in after-tax restructuring costs. First quarter 2004 sales were within the range of the guidance issued by Milacron in February, as were segment earnings. The company also reaffirmed its guidance and positive outlook for the rest of the year.

"Milacron made significant progress in many areas during the first quarter," said Ronald D. Brown, chairman, president and chief executive officer. "The most important for us was the infusion of $100 million of new capital, a major step toward achieving the financial flexibility we need to fully participate in the recovery in our markets and build on our platform for growth. We are in the process of transforming our capital structure with more equity and less debt. The most recent developments, which we announced in separate releases this morning, are intended to address our €115 million of bonds maturing in April 2005.

"During the first quarter we also made good progress with our restructuring initiatives in Europe and saw continued acceleration of the industrial recovery in North America and Asia. As a result, we remain positive in our outlook for 2004 and are projecting a revenue increase for the year and a return to profitability in the second half ," Brown said.

First quarter 2004 new orders of $187 million were even with the year-ago quarter. Without favorable currency translation effects - primarily the result of a stronger euro and a weaker dollar - new orders in the first quarter of 2004 would have declined 5%, and sales 6%, from year-ago levels. These declines came primarily in the company's North American machinery businesses, which were negatively affected through most of the quarter by uncertainties concerning Milacron's refinancing of pending maturities.

Profitability in the quarter was held back by higher interest expense and fees associated with the company's refinancing activities as well as by increases in pension and insurance costs. Despite these negatives, manufacturing margins rose to 17.4% up from 16.7% in the first quarter a year ago, reflecting the benefits of restructuring measures taken in 2003.

Cash used by operating activities in the quarter was $42 million, of which $33 million went to pay down and terminate the company's sale-of-receivables program and about $3 million were costs incurred in pursuing alternative refinancing options. Primary working capital changes were within the February guidance, and inventory turns improved year over year throughout the company's operations, as a result of ongoing implementation of Lean manufacturing techniques.

Segment Results

Machinery Technologies-North America [machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America and India] New orders in the first quarter were $79 million, down from $85 million in the first quarter of 2003. Sales fell to $77 million from $88 million a year ago. Uncertainties surrounding the refinancing of the company's March maturities had a negative impact on orders and shipments during the quarter. For the quarter, this segment lost $0.6 million compared to segment earnings of $2.1 million in the year-ago quarter. Profitability was hurt by lower shipping volumes as well as by higher insurance and pension expenses.

Machinery Technologies-Europe [machinery and related parts and services for injection molding and blow molding supplied from Europe]  Aided by favorable currency translation effects, first quarter new orders rose to $40 million from $33 million in the first quarter of 2003, while sales rose to $43 million from $35 million a year ago. Earnings for this segment improved to $1.1 million compared to a loss of $0.7 million a year ago, primarily as a result of ongoing cost-cutting measures.

Mold Technologies [mold bases and related parts and services, as well as maintenance, repair and operating (MRO) supplies for injection molding worldwide] Despite favorable currency translation effects, sales in the first quarter fell to $43 million from $45 million a year ago, mostly due to declines in Europe. Segment earnings improved, however, to $1.4 million from $0.3 million in the year-ago quarter, reflecting the success of restructuring actions taken in 2003.

Industrial Fluids [water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide] Sales of $26 million were up from $25 million in the first quarter a year ago due to favorable currency translation. Segment earnings, however, declined to $2.5 million from $3.5 million a year ago, primarily as a result of higher insurance and pension expenses.

Outlook

"Our outlook for 2004 remains positive, as the manufacturing sector of the economy - in particular, plastics processing - continues to rebound," Brown said. "U.S. plastics processors' capacity utilization reached 82% in March, the highest level since October, 2000. Sales in our non-machinery businesses - plastics supplies, mold components and services, as well as industrial fluids - are beginning to pick up in North America. On the machinery side, orders for our North American and European blow molding systems strengthened in the first few weeks of the second quarter, and we have seen significant increases in quoting activity among our customers for injection molding and extrusion equipment. And our injection molding machine business in India continues to grow at a double-digit pace.

"In the second quarter, we anticipate additional refinancing fees and higher interest expense, as we complete the transformation of our capital structure. Nonetheless, with quoting activity picking up, we also expect solid improvements in sales and segment earnings compared to the first quarter.

"Looking further ahead, growing activity and utilization rates among our customers, along with pent-up demand, are likely to spur greater demand for machinery and with that, we believe, some improvement in pricing. Therefore, we continue to project solid top-line growth for the year as a whole. This higher volume will help us realize the full benefit of our recent restructuring actions, which should lead to a significant improvement on the bottom line in the second half of the year," he concluded.

Milacron Inc. and Subsidiaries

First Quarter 2004

	Three Months Ended March 31,

	2004	2003

Sales	$188,935,000	$190,162,000

Loss from continuing operations (a)	(15,993,000)	(7,572,000)
Per Share
Basic	(0.47)	(0.23)
Diluted	(0.47)	(0.23)

Loss from discontinued operations (b)	(602,000)	(749,000)
Per Share
Basic	(0.02)	(0.02)
Diluted	(0.02)	(0.02)

Net loss	(16,595,000)	(8,321,000)
Per Share
Basic	(0.49)	(0.25)
Diluted	(0.49)	(0.25)

Common Shares
Weighted average outstanding for basic EPS	33,880,000	33,567,000
Weighted average outstanding for diluted EPS	33,880,000	33,557,000
Outstanding at quarter end	34,830,000	33,771,000

(a)	In 2004 and 2003, includes after-tax restructuring costs of $1.1 million and $4.8 million, respectively. In 2004, also includes $6.4 million in refinancing costs, with no tax benefit, incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations.
(b)	Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

Note: These statements are unaudited and subject to year-end adjustments.

Consolidated Earnings Milacron Inc. and Subsidiaries
First Quarter 2004

(In millions, except per-share data)	Three Months Ended March 31,

	2004	2003

Sales	$188.9	$190.2
Cost of products sold	156.1	158.4

Manufacturing margins	32.8	31.8
Percent of sales	17.4%	16.7%

Other costs and expenses
Selling and administrative	30.9	30.2
Refinancing costs (a)	6.4	-
Restructuring costs (b)	1.1	6.0
Other expense - net	1.4	0.7

Total other costs and expenses	39.8	36.9

Operating loss	(7.0)	(5.1)

Interest expense - net of interest income	(7.9)	(5.2)

Loss from continuing operations before income taxes	(14.9)	(10.3)
Provision (benefit) for income taxes	1.1	(2.7)

Loss from continuing operations	(16.0)	(7.6)
Discontinued operations-net of income taxes (c)	(0.6)	(0.7)

Net loss	$(16.6)	$(8.3)

Loss per common share - basic and diluted
Continuing operations	$(0.47)	$(0.23)
Discontinued operations	(0.02)	(0.02)

Net loss	$(0.49)	$(0.25)

(a)	Represents costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations.
(b)	Represents costs related to initiatives announced in 2002 and 2003 to reduce operating and administrative costs.
(c)	Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

Note: These statements are unaudited and subject to year-end adjustments.

Consolidated Balance Sheets Milacron Inc. and Subsidiaries
First Quarter 2004

(In millions)	March 31, 2004	March 31, 2003

Assets
Cash and cash equivalents	$62.0	$82.3
Notes and accounts receivable-net (a)	123.0	91.0
Inventories	131.1	152.7
Other current assets	71.2	61.0
Assets of discontinued operations (b)	9.9	18.2

Total current assets	397.2	405.2
Property, plant and equipment - net	135.3	147.2
Goodwill	83.3	144.9
Other noncurrent assets	109.0	181.7

Total assets	$724.8	$879.0

Liabilities and shareholders' equity (deficit)
Short-term borrowings and long-term debt due within one year (c)	$188.4	$159.4
Trade accounts payable and advance billings and deposits	82.0	85.3
Accrued and other current liabilities	107.7	112.2
Liabilities of discontinued operations (b)	1.6	10.1

Total current liabilities	379.7	367.0
Long-term accrued liabilities	228.8	237.9
Long-term debt	159.7	144.9
Shareholders' equity (deficit)	(43.4)	129.2

Total liabilities and shareholders' equity (deficit)	$724.8	$879.0

(a)	In 2003, excludes receivables for continuing operations of $33.9 million that were sold under the receivables sale program.
(b)	Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.
(c)	In 2004, includes a $75.0 million term loan due 2005, borrowings under a new revolving credit facility due 2005 of $7.5 million, $30.0 million of notes exchanged into common stock on April 15, 2004 and $70.0 million of notes exchangeable into convertible preferred stock. In 2003, includes borrowings of $42.0 million under the revolving credit facility that was repaid on March 12, 2004. The amounts related to revolving credit facilities exclude letters of credit of $12.0 million and $11.4 million in 2004 and 2003, respectively.

Note: These statements are unaudited and subject to year-end adjustments.

Consolidated Cash Flows Milacron Inc. and Subsidiaries
First Quarter 2004

(In millions)	Three Months Ended March 31,

	2004	2003

Increase (decrease) in cash and cash equivalents Operating activities cash flows
Net loss	$(16.6)	$(8.3)
Loss from discontinued operations	0.6	0.7
Depreciation and amortization	5.3	5.7
Refinancing costs	6.4	—
Restructuring costs	1.1	6.0
Working capital changes
Notes and accounts receivable	(30.0)	1.4
Inventories	0.1	2.8
Other current assets	(10.8)	8.6
Trade accounts payable	(2.1)	0.6
Other current liabilities	(0.1)	(10.4)
Deferred income taxes and other - net	3.9	(6.5)

Net cash used by operating activities	(42.2)	(5.0)

Investing activities cash flows
Capital expenditures	(1.5)	(1.3)
Divestitures	—	(24.4)
Acquisitions and other - net	0.3	(6.2)

Net cash used by investing activities	(1.2)	(31.9)

Financing activities cash flows
Repayments of long-term debt	(115.4)	(0.5)
Increase (decrease) in short-term borrowings	140.4	(2.0)
Debt issuance costs	(8.3)	—
Dividends paid	—	(0.4)

Net cash provided (used) by financing activities	16.7	(2.9)

Effect of exchange rate fluctuations on cash and cash equivalents	(0.6)	3.5
Cash flows related to discontinued operations (a)	(3.5)	(3.7)

Decrease in cash and cash equivalents	(30.8)	(40.0)

Cash and cash equivalents at beginning of period	92.8	122.3

Cash and cash equivalents at end of period	$62.0	$82.3

(a) Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

Note: These statements are unaudited and subject to year-end adjustments.

Segment and Supplemental Information Milacron Inc. and Subsidiaries
First Quarter 2004

(In millions)	Three Months Ended March 31,

	2004 (a)	2003 (a)

Machinery technologies North America
Sales	$77.3	$88.3
Operating cash flow (b)	1.4	4.5
Segment earnings (loss)	(0.6)	2.1
Percent of sales	-0.8%	2.4%
New orders	79.1	84.9

Machinery technologies Europe
Sales	$42.5	$35.0
Operating cash flow (b)	2.2	0.3
Segment earnings (loss)	1.1	(0.7)
Percent of sales	2.6%	-2.0%
New orders	40.0	33.3

Mold technologies
Sales	$43.3	$44.6
Operating cash flow (b)	3.0	2.0
Segment earnings	1.4	0.3
Percent of sales	3.2%	0.7%
New orders	43.0	44.7

Eliminations
Sales	$(0.4)	$(3.0)
New orders	(1.3)	(1.2)

Total plastics technologies
Sales	$162.7	$164.9
Operating cash flow (b)	6.6	6.8
Segment earnings	1.9	1.7
Percent of sales	1.2%	1.0%
New orders	160.8	161.7

Industrial fluids
Sales	$26.2	$25.3
Operating cash flow (b)	3.0	4.0
Segment earnings	2.5	3.5
Percent of sales	9.5%	13.8%
New Orders	26.2	25.3

Total continuing operations
Sales	$188.9	$190.2
Operating cash flow (b)	5.8	6.6
Segment earnings	4.4	5.2
Refinancing costs (c)	(6.4)	—
Restructuring costs (d)	(1.1)	(6.0)
Corporate expenses	(3.3)	(3.5)
Other unallocated expenses (e)	(0.6)	(0.8)

Operating loss	(7.0)	(5.1)
Percent of sales	-3.7%	-2.7%
New orders	187.0	187.0
Ending backlog	89.5	74.7

(a)	Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.
(b)	Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.
(c)	Represents costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations.
(d)	Represents costs related to initiatives announced in 2002 and 2003 to reduce operating and administrative costs.
(e)	Other unallocated expenses include financing costs including costs related to the sale of accounts receivable.

Note: These statements are unaudited and subject to year-end adjustments.

Historical Information Operating results reflecting Widia, Werkö, Valenite, Grinding Wheels and Round Tools as discontinued operations.

(In millions, except per-share data)

	2002					2003					2004

	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1

Sales	$158.5	$169.9	$173.3	$191.5	$693.2	$190.2	$181.6	$170.2	$197.7	$739.7	$188.9
Cost of products sold	133.2	138.5	141.7	158.2	571.6	158.4	149.7	139.0	158.2	605.3	156.1
Cost of products sold related to restructuring	—	—	—	1.9	1.9	—	3.8	—	(0.5)	3.3	—

Total cost of products sold	133.2	138.5	141.7	160.1	573.5	158.4	153.5	139.0	157.7	608.6	156.1

Manufacturing margins	25.3	31.4	31.6	31.4	119.7	31.8	28.1	31.2	40.0	131.1	32.8
Other costs and expenses
Selling and administrative	28.8	31.0	30.9	30.3	121.0	30.2	34.3	30.7	33.8	129.0	30.9
Goodwill impairment costs	—	—	—	—	—	—	—	52.3	13.3	65.6	—
Refinancing costs	—	—	—	—	—	—	—	1.0	0.8	1.8	6.4
Restructuring costs	5.0	2.9	1.9	2.2	12.0	6.0	2.5	6.4	8.9	23.8	1.1
Other - net	(3.5)	2.6	1.5	(0.6)	—	0.7	1.6	(1.2)	(1.4)	(0.3)	1.4

Total other costs and expenses	30.3	36.5	34.3	31.9	133.0	36.9	38.4	89.2	55.4	219.9	39.8

Operating loss	(5.0)	(5.1)	(2.7)	(0.5)	(13.3)	(5.1)	(10.3)	(58.0)	(15.4)	(88.8)	(7.0)
Interest expense - net of interest income	(5.6)	(6.1)	(6.5)	(5.1)	(23.3)	(5.2)	(5.8)	(5.9)	(6.1)	(23.0)	(7.9)

Loss from continuing operations before income taxes and cumulative effect of change in method of accounting	(10.6)	(11.2)	(9.2)	(5.6)	(36.6)	(10.3)	(16.1)	(63.9)	(21.5)	(111.8)	(14.9)
Provision (benefit) from income taxes	(3.6)	(3.3)	(4.7)	(6.6)	(18.2)	(2.7)	72.2	1.8	1.4	72.7	1.1

Earnings (loss) from continuing operations before cumulative effect of change in method of accounting	(7.0)	(7.9)	(4.5)	1.0	(18.4)	(7.6)	(88.3)	(65.7)	(22.9)	(184.5)	(16.0)
Discontinued operations-net of income taxes
Loss from operations	(6.1)	(7.9)	(10.4)	(0.8)	(25.2)	(0.7)	(3.0)	(2.0)	(0.7)	(6.4)	(0.6)
Net Gain (loss) on divestitures	—	(15.3)	29.4	(5.7)	8.4	—	—	—	(0.8)	(0.8)	—

Total discontinued operations	6.1))	(23.2)	19.0	(6.5)	(16.8)	(0.7)	(3.0)	(2.0)	(1.5)	(7.2)	(0.6)

Cumulative effect of change in method of accounting	(187.7)	—	—	—	(187.7)	—	—	—	—	—	—

Net earnings (loss)	$(200.8)	$(31.1)	$14.5	$(5.5)	$(222.9)	$(8.3)	$(91.3)	$(67.7)	$(24.4)	$(191.7)	$(16.6)

Earnings (loss) per common share Basic and diluted (a)
Continuing operations	$(0.21)	$(0.24)	$(0.14)	$0.03	$(0.56)	$(0.23)	$(2.63)	$(1.95)	$(0.68)	$(5.49)	$(0.47)
Discontinued operations	0.18)	(0.69)	0.57	(0.20)	(0.50)	(0.02)	(0.09)	(0.06)	(0.04)	(0.21)	(0.02)
Cumulative effect of change in method of accounting	(5.62)	—	—	—	(5.61)	—	—	—	—	—	—

Net earnings (loss)	$(6.01)	$(0.93)	$0.43	$(0.17)	$(6.67)	$(0.25)	$(2.72)	$(2.01)	$(0.72)	$(5.70)	$(0.49)

(a) For all periods presented, basic and diluted earnings per share are identical.

Historical Segment and Supplemental Information Reflects the presentation of Widia, Werkö, Valenite, Grinding Wheels and Round Tools as discontinued operations.

(In millions)

	2002					2003					2004

	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1

Machinery technologies North America
Sales	$68.4	$74.9	$73.7	$96.6	$313.6	$88.3	$74.7	$71.6	$86.6	$321.2	$77.3
Operating cash flow (a)	3.9	1.8	4.0	8.2	17.9	4.5	0.7	2.8	7.4	15.4	1.4
Segment earnings (loss)	1.4	(0.7)	1.5	5.8	8.0	2.1	(1.6)	0.9	5.3	6.7	(0.6)
New orders	77.6	75.5	79.4	88.0	320.5	84.9	83.5	74.4	82.0	324.8	79.1

Machinery technologies Europe
Sales	23.8	27.7	34.7	31.2	117.4	35.0	38.9	33.4	43.7	151.0	42.5
Operating cash flow (a)	(2.1)	(1.3)	(0.6)	(0.6)	(4.6)	0.3	(0.8)	0.6	2.4	2.5	2.2
Segment earnings (loss)	(3.0)	(2.1)	(1.5)	(1.5)	(8.1)	(0.7)	(1.8)	(0.4)	1.5	(1.4)	1.1
New orders	26.8	26.4	34.7	34.1	122.0	33.3	38.8	36.9	44.5	153.5	40.0

Mold technologies
Sales	45.9	44.8	41.1	42.9	174.7	44.6	43.0	39.1	42.0	168.7	43.3
Operating cash flow (a)	4.2	4.1	2.6	1.8	12.7	2.0	1.8	1.8	2.9	8.5	3.0
Segment earnings	2.5	2.3	0.4	0.1	5.3	0.3	0.1	0.1	1.3	1.8	1.4
New orders	45.7	44.3	41.7	42.6	174.3	44.7	42.5	39.4	42.1	168.7	43.0

Eliminations
Sales	(2.1)	(1.6)	(0.9)	(3.9)	(8.5)	(3.0)	(1.3)	(0.3)	(0.8)	(5.4)	(0.4)
New orders	(3.0)	(1.5)	(1.9)	(3.4)	(9.8)	(1.2)	(1.4)	(0.7)	(1.0)	(4.3)	(1.3)

Total plastics technologies
Sales	136.0	145.8	148.6	166.8	597.2	164.9	155.3	143.8	171.5	635.5	162.7
Operating cash flow (a)	6.0	4.6	6.0	9.4	26.0	6.8	1.7	5.2	12.7	26.4	6.6
Segment earnings (loss)	0.9	(0.5)	0.4	4.4	5.2	1.7	(3.3)	0.6	8.1	7.1	1.9
New orders	147.1	144.7	153.9	161.3	607.0	161.7	163.4	150.0	167.6	642.7	160.8

Industrial fluids
Sales	22.5	24.1	24.7	24.7	96.0	25.3	26.3	26.4	26.2	104.2	26.2
Operating cash flow (a)	4.2	3.6	3.8	4.3	15.9	4.0	4.2	5.2	4.3	17.7	3.0
Segment earnings	3.8	3.3	3.4	3.9	14.4	3.5	3.7	4.8	3.7	15.7	2.5
New orders	22.5	24.2	24.6	24.7	96.0	25.3	26.3	26.4	26.3	104.3	26.2

Total continuing operations
Sales	$158.5	$169.9	$173.3	$191.5	$693.2	$190.2	$181.6	$170.2	$197.7	$739.7	$188.9
Operating cash flow (a)	5.6	3.4	5.3	9.2	23.5	6.6	1.6	5.8	11.6	25.6	5.8
Segment earnings (loss)	4.7	2.8	3.8	8.3	19.6	5.2	0.4	5.4	11.8	22.8	4.4
Goodwill impairment charges (b)	—	—	—	—	—	—	—	(52.3)	(13.3)	(65.6)	—
Refinancing costs (c)	—	—	—	—	—	—	—	(1.0)	(0.8)	(1.8)	(6.4)
Restructuring costs (d)	(5.0)	(2.9)	(1.9)	(4.1)	(13.9)	(6.0)	(6.3)	(6.4)	(8.4)	(27.1)	(1.1)
Corporate expenses	(3.9)	(4.0)	(3.6)	(3.9)	(15.4))	(3.5)	(3.7)	(3.1)	(4.0)	(14.3)	(3.3)
Other unallocated expenses (e)	(0.8)	(1.0)	(1.0)	(0.8)	(3.6)	(0.8)	(0.7)	(0.6)	(0.7)	(2.8)	(0.6)

Operating earnings (loss)	(5.0)	(5.1)	(2.7)	(0.5)	(13.3)	(5.1)	(10.3)	(58.0)	(15.4)	(88.8)	(7.0)
Percent of sales	-3.2%	-3.0%	-1.6%	-0.3%	-1.9%	-2.7%	-5.7%	-34.1%	-7.8%	-12.0%	-3.7%
New orders	169.6	168.9	178.5	186.0	703.0	187.0	189.7	176.4	193.9	747.0	187.0
Ending backlog	74.0	75.7	80.5	76.4	76.4	74.7	85.4	91.7	92.0	92.0	89.5

(a)	Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.
(b)	Represents charges to adjust the carrying value of goodwill in the mold technologies segment.
(c)	Represents costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations.
(d)	Represents costs related to initiatives announced in 2002 and 2003 to reduce operating and administrative costs. In 2002, also includes costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs.
(e)	Other unallocated expenses include financing costs including costs related to the sale of accounts receivable.

Outlook
"Given the seasonality of our businesses, we are likely to record a modest loss in the second quarter, comparable to that of the first quarter, but we expect to return to profitability in the second half of the year," Brown said. "While we have noted recent signs of higher spending rates in some of our markets, it is unclear whether these increases will be sustained and lead to a strong recovery in the foreseeable future. Despite this uncertainty, however, Milacron remains committed to building on the progress we have made in the past several quarters. We will do so by focusing on our customers and by driving for operational excellence at all levels throughout our company," he said.

Estimates and Projections for Financial Modeling		Updated: April 26, 2004

Note: The amounts below are approximate working estimates, around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in Item 2 of the company's most recent Form 10-K, on file with the Securities and Exchange Commission.

	Quarter Ended	Year Ended

(In millions)	June 30, 2004	Dec. 31, 2004

Projected profit & loss items
Sales	$190 - 205	$785 - 805
Total plastics technologies	160 - 175	675 - 690
Industrial fluids	26 - 28	110 - 115
Segment earnings
Total plastics technologies	3 - 6	26 - 31
Industrial fluids	2 - 4	14 - 16
Corporate and unallocated expenses(1)	3 - 4	14 - 15
Restructuring charges	1 - 2	2 - 3

Projected cash flow & balance sheet items
Depreciation	5 - 6	20 - 22
Working capital - increase (decrease)(2)	2 - (2)	0 - (10)
Capital expenditures	3 - 5	14 - 17
Cash restructuring	3 - 4	7 - 8

1 Corporate and unallocated expenses Includes corporate expenses and financing costs.
2 Working Capital = inventory + receivables - trade payables - advance billings

Comments & explanations

Assumes current foreign exchange rates, and no further acquisitions, divestitures or additional restructuring initiatives. Excludes the effects of discontinued operations.

Interest and Refinancing Expenses

Interest expense is not projected because the timing and terms of the planned issuance of new debt securities are not known at this time.
It is known that interest expense in the second quarter will include a one-time, non-cash charge of $6.5 million associated with the conversion of Series A Notes to common shares on April 15, 2004. Refinancing costs in the second quarter could range from $1 million to $10 million, depending on the timing of the issuance of new debt securities.

The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-K on file with the Securities and Exchange Commission.

First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 3,500 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).